SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

Delaware	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 24, 2012, Levi Strauss & Co. announced that it commenced a cash tender offer and consent solicitation for any and all of its $350 million aggregate principal amount of 8 7/8% Senior Notes due 2016. A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1.

On April 24, 2012, the company also announced that it had commenced a private placement of $350 million aggregate principal amount of senior notes due 2022 and later announced that it had increased the principal amount to $385 million and priced the notes at an interest rate of 6 7/8% per annum. Copies of the press releases relating to these announcements are attached hereto as Exhibits 99.2 and 99.3.

Item 9.01. Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 24, 2012, announcing Levi Strauss & Co.’s cash tender offer and consent solicitation.

99.2	Press Release, dated April 24, 2012, announcing the private placement of senior notes.

99.3	Press Release, dated April 24, 2012, announcing the pricing of senior notes in a private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: April 24, 2012	By: /s/ Heidi L. Manes
Name: Heidi L. Manes
Title: Vice President and Controller

3